ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Dissolution (PURSUANT TO NRS 78.580)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Dissolution

For a Nevada Profit Corporation

Before or After Issuance of Stock and After Beginning of Business

(Pursuant to NRS 78.580)

1. Name of corporation:

ShengdaTech, Inc.

2.  The resolution to dissolve said corporation has been approved by the directors or both the directors and stockholders as provided in NRS 78.580(1) and (2). The names and addresses of the president, secretary, treasurer and all directors* are:

Michael Kang	2215 - B Renaissance Drive, Las Vegas, NV 89119
Name of president	Address

Michael Kang	2215 - B Renaissance Drive, Las Vegas, NV 89119
Name of secretary	Address

Michael Kang	2215 - B Renaissance Drive, Las Vegas, NV 89119
Name of treasurer	Address

A. Carl Mudd	2215 - B Renaissance Drive, Las Vegas, NV 89119
Name of director	Address

Sheldon B. Saidman	2215 - B Renaissance Drive, Las Vegas, NV 89119
Name of additional director, if any	Address

3. Effective date and time of dissolution: (optional)	Date: ________ Time: ________
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X Michael Kang	October 16, 2012
Signature of Officer	Date

*attach a plain 8 1/2" x 11" sheet to list additional directors.

FILING FEE: $100.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Dissolution Profit-After
Revised: 8-31-11